EXHIBIT 16.1




BDO Dunwoody LLP
Chartered Accountants
and Consultants

Royal Bank Plaza
P.O. Box 32
Toronto, Ontario Canada
M5J 2J8
Telephone:  (416) 865-0200
Telefax: (416) 865-0887



December 4, 2002

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.
20549

Gentlemen:

We have read the response to Item 4 of Form 8-K for the event that occurred on December 4, 2002, which was filed on December 9, 2002
by our former client, Orbit E-Commerce Inc.   We agree with the
statements made in response to that item insofar as they relate to our Firm.

Yours very truly,


(signed) BDO Dunwoody LLP


Chartered Accountants

Tammy Thompson, C.A.
Partner